Exhibit 4.3

[FORM OF FACE OF [SECURITY]]

[GLOBAL SECURITY]

UNIVERSAL HEALTH SERVICES, INC.

[Title of Security]

Principal Amount $	CUSIP No.
No.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation (the “Issuer”), for value received, hereby promises to pay to [Cede & Co.] or registered assigns, at the agency of the Issuer in the City of New York, New York, the principal sum of                                      DOLLARS ($                    ) on                                 , in immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on                              and                              of each year (each, an “Interest Payment Date”), commencing                                 , on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this [Security], from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from                             , until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the [Security] register. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this [Security] is registered at the close of business on the                          or                         , as the case may be, which shall be a Business Day (as defined in the Indenture) next preceding such Interest Payment Date.

Reference is made to the further provisions of this [Security] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This [Security] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Universal Health Services, Inc. has caused this instrument to be signed [by facsimile] by its duly authorized officers and has caused [a facsimile of] its corporate seal to be affixed hereunto or imprinted hereon.

UNIVERSAL HEALTH SERVICES, INC.
[SEAL]
By:
Name:
Title:

By:
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities described in the within-mentioned Indenture.

Dated:	J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

UNIVERSAL HEALTH SERVICES, INC.

[Title of Security]

This [Security] is one of a duly authorized issue of unsecured debentures, notes or other evidence of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of January 20, 2000, as amended by a supplemental indenture dated as of June 20, 2006 (herein called the “Indenture”), duly executed and delivered by the Issuer to J.P. Morgan Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (as defined in the Indenture). The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This [Security] is one of a series designated as the         % [Securities] due                      of the Issuer[, limited in aggregate principal amount to $                         (herein called the “[Securities]”)].

[The [Securities] will not be redeemable prior to                        .][The [Securities] may be redeemed at the option of the Issuer as a whole, or from time to time in part, in the amount of $                             or any multiple thereof, on any date after and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of [Securities] at their last registered addresses, all as further provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

If redeemed on or before                         ,         %, and if redeemed during the twelve-month period beginning,

Year	Percentage	Year	Percentage

and thereafter at 100% of their principal amount.]

In the case that one or more specified Events of Default (as specified in the Indenture) with respect to the [Securities] shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) payable upon acceleration thereof or the amount thereof provable in bankruptcy, or impair or affect the rights of any Holder to institute suit for the payment thereof, or, if the Securities provide therefor, any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected.

It is also provided in the Indenture that if, at any time after the principal of the [Securities] of this series (or of all the [Securities], as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the Indenture, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the [Securities] of this series (or of all the [Securities], as the case may be) and the principal of any and all [Securities] of this series (or of all the [Securities], as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified herein to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of [Securities] which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture— then and in every such case the Holders of a majority in aggregate principal amount of all the [Securities] of this series (or of all the [Securities], as the case may be, voting as a single class) then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series (or with respect to all the [Securities], as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. Any such consent or waiver by the Holder of this [Security] (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this [Security] and any [Securities] which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this [Security] or such other [Securities].

No reference herein to the Indenture and no provision of this [Security] or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this [Security] in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

The [Securities] are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof, and in book-entry form. The [Securities] may be represented by one or more Global Securities (each, a “Global [Security]”) deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions. So long as the Depositary or any successor Depositary or its nominee is the registered Holder of a Global [Security], such successor Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the [Securities] represented by such Global [Security] for all purposes under the Indenture and the [Securities]. Beneficial interest in the [Securities] will be evidenced only by, and transfer thereof will be effected only through, records maintained by the Depositary and its participants. Except as provided below, an owner of a beneficial interest in a Global [Security] will not be entitled to have [Securities] represented by such Global [Security] registered in such owner’s name, will not receive or be entitled to receive physical delivery of the [Securities] in certificated form and will not be considered the owner or Holder thereof under the Indenture.

No Global [Security] may be transferred except as a whole by such Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary. Global [Securities] are exchangeable for certificated [Securities] only if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global [Securities] or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and the Issuer fails within 90 days thereafter to appoint a successor Depositary, (y) the Issuer in its sole discretion determines that such Global [Securities] shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the [Securities] represented by such Global [Securities] and the beneficial owners representing a majority in principal amount of the applicable series of Securities represented by one or more Global [Securities] advise the Depositary to cease acting as depositary for such Global [Securities]. In such event, the Issuer will issue [Securities] in certificated form in exchange for such Global [Securities]. In any such instance, an owner of a beneficial interest in the Global [Securities] will be entitled to physical delivery in certificated form of [Securities] equal in principal amount to such beneficial interest and to have such [Securities] registered in its name. [Securities] so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this [Security] (whether or not this [Security] shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any [Security], or because of the creation of any indebtedness represented thereby, shall be had against incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

The acceptance of this [Security] shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indentures.

THE INDENTURE AND THE [SECURITIES] SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

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